UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 17, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Disclosure for Unregistered Sales of Equity Securities.

As previously reported, on April 9, 2018, Real Goods Solar, Inc. (the “Company”) issued an aggregate of $10.75 million in principal amount and $10 million funding amount (reflecting an original issue discount of $750,000) consisting of Series A senior convertible notes due April 9, 2019 (the “Series A Notes”) and Series B senior secured convertible notes due April 9, 2019 (the “Series B Notes” and, together with the Series A Notes, collectively, the “2018 Notes”). The 2018 Notes are convertible at any time, at the option of the holders, into shares of the Company’s Class A common stock. The Company previously reported the conversion features and terms of the 2018 Notes in its Current Report on Form 8-K filed on April 2, 2018 and these descriptions are incorporated herein by reference.

On July 17, 2018, holders of Series A Notes converted an aggregate Additional Amount (as defined in the Series A Notes) of $48,500 into 150,481 shares of the Company’s Class A common stock. On July 18, 2018, holders of Series B Notes converted an aggregate principal amount of $45,000 into 139,623 shares of the Company’s Class A common stock. On July 18, 2018, holders of Series B Notes converted an aggregate Additional OID Amount (as defined in the Series B Notes) of $6,600 into 20,478 shares of the Company’s Class A common stock. On July 18, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $72,000 into 223,395 shares of the Company’s Class A common stock. On July 19, 2018, holders of Series B Notes converted an aggregate principal amount of $25,000 into 77,569 shares of the Company’s Class A common stock. On July 19, 2018, holders of Series B Notes converted an aggregate Additional OID Amount (as defined in the Series B Notes) of $3,300 into 10,239 shares of the Company’s Class A common stock. On July 19, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $96,000 into 297,860 shares of the Company’s Class A common stock. On July 23, 2018, holders of Series B Notes converted an aggregate principal amount of $26,000 into 80,672 shares of the Company’s Class A common stock. On July 23, 2018, holders of Series B Notes converted an aggregate Additional OID Amount (as defined in the Series B Notes) of $3,000 into 9,310 shares of the Company’s Class A common stock. On July 23, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $244,000 into 757,060 shares of the Company’s Class A common stock. On July 24, 2018, holders of Series B Notes converted an aggregate principal amount of $10,000 into 31,027 shares of the Company’s Class A common stock. On July 24, 2018, holders of Series B Notes converted an aggregate Additional OID Amount (as defined in the Series B Notes) of $1,500 into 4,655 shares of the Company’s Class A common stock. On July 24, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $50,000 into 155,135 shares of the Company’s Class A common stock.

As previously reported, the issuance of the shares of Class A common stock upon conversion of the 2018 Notes was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Securities Act Rule 506(b). The holders of the 2018 Notes are sophisticated, accredited investors and acquired the securities for their own accounts for investment purposes. Further, the transaction documents pursuant to which the holders purchased the 2018 Notes state that the securities in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom and provide for the placement of a restrictive legend on any stock certificates issued upon conversion of the 2018 Notes, subject to the terms of the transaction documents.

As required under the Registration Rights Agreement, dated April 9, 2018, that the Company entered into with the holders of the 2018 Notes, on April 27, 2018, the Company filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Class A common stock issuable under the 2018 Notes and the Series Q warrants issued in connection with the issuance of the 2018 Notes (the “Series Q Warrants”). The SEC declared the Registration Statement effective on May 4, 2018.

Item 8.01. Other Events

As of July 24, 2018, there were 38,528,256 shares of the Company’s Class A common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: July 24, 2018